Exhibit 99.1
NEWS RELEASE

CONTACTS:	Lawrence E. Hyatt	Gene Marbach
	Chief Financial Officer	Investor Relations
	O’Charley’s Inc.	Makovsky + Company
	(615) 782-8818	(212) 508-9600
O’CHARLEY’S INC. REPORTS RESULTS FOR THIRD FISCAL QUARTER OF 2007
NASHVILLE, Tenn. (November 1, 2007) — O’Charley’s Inc. (Nasdaq: CHUX), a leading casual-dining restaurant company, today reported revenues and earnings per share for the 12-week period ended October 7, 2007. The Company also revised its outlook for the 2007 fiscal year.
Financial and Operating Highlights
•	Third-quarter revenue rose 0.9 percent to $220.9 million from $219.0 million in last year’s third quarter. Same-store sales for the third quarter declined 1.7 percent at O’Charley’s company-operated restaurants and 0.8 percent at Stoney River Legendary Steaks, and increased 1.5 percent at the Ninety Nine restaurants.
•	Restaurant level margin, which the Company defines as restaurant sales minus cost of restaurant sales, increased to $37.6 million, or 17.2 percent of restaurant sales from $34.7 million, or 16.0 percent of restaurant sales in the prior year quarter. Reductions in cost of food and beverage and restaurant operating costs as a percent of restaurant sales were partially offset by increases in payroll and benefits costs.
•	Subsequent to the end of the third quarter, the Company closed one underperforming O’Charley’s restaurant and recorded related impairment charges. The Company also recorded impairment charges for one Stoney River restaurant and one Ninety Nine restaurant that will remain open. These asset impairments, which were not included in the Company’s previously-issued guidance, reduced third quarter income from operations by $3.5 million, and earnings by $0.10 per diluted share.
•	The Company reported income from operations in the quarter of $1.0 million, and a net loss of $0.4 million, or $0.02 per diluted share. Results for the quarter include severance and relocation charges relating to previously-announced organizational changes of $0.05 per diluted share, charges relating to the previously announced supply chain changes of $0.04 per diluted share, restaurant impairment charges of $0.10 per diluted share, and impairment, pre-opening, and

CHUX Reports Third Quarter Results for 2007

November 1, 2007
depreciation charges for the Company’s re-branding initiatives of $0.03 per diluted share. Given the Company’s year-to-date performance against its financial targets, results for the quarter also include a benefit of $0.04 per diluted share for the reversal of prior-period bonus accruals.
•	Excluding these items, income from operations in the quarter was $7.6 million, or 3.4 percent of revenue, and net earnings were $3.8 million or $0.16 per diluted share. In the prior year quarter, income from operations was $6.1 million, or 2.8 percent of revenue, and net earnings were $2.1 million or $0.09 per diluted share. Results for the prior year quarter included net gains from asset dispositions of $0.02 per diluted share, and impairment, pre-opening, and depreciation charges for the re-branding initiatives of $0.01 per diluted share.
•	For the third quarter of 2007, the Company recognized an income tax benefit of $1.3 million. Based upon the Company’s anticipated full year results, the estimated effective tax rate applied to pretax profit for fiscal 2007 is 5.1%. Since this is lower than the estimated rate applied to the first two quarters of the year, the third quarter income tax benefit includes a change in estimate of $1.0 million, or $0.04 per diluted share to adjust the year-to-date amount. The third quarter income tax provision also includes a benefit of $0.3 million, or $0.01 per diluted share for the true-up of the 2006 tax provision related to the filing of tax returns in the quarter.
•	During the third quarter of 2007, the Company repurchased 1.9 million shares of its common stock under its previously announced share repurchase authorization.
•	The Company revised its previously issued full-year earnings guidance and stated that it expects to report net earnings per diluted share of between $0.42 and $0.47 for the fiscal year ending December 30, 2007. This guidance reflects expected charges and expenses relating to the sale of the commissary and other supply chain changes of $0.30 per diluted share for the fiscal year, as well as the other items discussed earlier in this release.
          “We continued to increase average check in all three of our concepts,” said Gregory L. Burns, chairman and chief executive officer of O’Charley’s Inc. “However, the difficult consumer environment and competitor discounting contributed to a reduction in guest counts at all three concepts and declines in same-store sales at O’Charley’s and Stoney River. While we are disappointed with our sales performance, we believe that the 120 basis point improvement in restaurant-level margin, and significant improvement in our adjusted earnings per share provides evidence that our transformation efforts are on track to position the Company for long-term growth and profitability. During the fourth quarter of 2007, we plan to continue implementing our strategic initiatives to build a winning team, improve the box economics, and enhance guest loyalty.
          “During the third quarter, we completed five ‘Project RevO’lution’ re-brandings at O’Charley’s restaurants, and 11 ‘Dressed to the Nines’ re-brandings at Ninety Nine restaurants. Since the inception of these re-branding initiatives, we have completed 23 ‘Project RevO’lution’ and 36 ‘Dressed to the Nines’ re-brandings. We are enthusiastic about the response of our team members and to the new concept elements and service standards, and we continue to be pleased with the results. We plan to complete an additional six ‘Project RevO’lution’ and six ‘Dressed to the Nines’ re-brandings in the fourth quarter of 2007, and are developing plans to accelerate the pace of the re-brandings in 2008.”

CHUX Reports Third Quarter Results for 2007

November 1, 2007
O’Charley’s Restaurants
          Restaurant sales for company-operated O’Charley’s decreased 0.2 percent to $135.7 million for the third quarter, reflecting the addition of six new company-operated restaurants and the closing of three company-operated restaurants since the third quarter of 2006. The same-store sales decrease of 1.7 percent was comprised of a 4.8 percent increase in average check offset by a 6.2 percent decrease in guest counts. Average check for company-operated restaurants in the third quarter was $12.69. One company-operated O’Charley’s restaurant opened during the third quarter, and one company-operated restaurant closed, bringing the total number of company-operated restaurants to 229 at the end of the quarter.
          “We began the phase out of Kids Eat Free during the second quarter of 2006, and by the end of the third quarter of 2007 have reduced its availability by approximately 80 percent. As we expected, the phase out of Kids Eat Free has resulted in average check increases and guest count declines, as price-sensitive customers visit O’Charley’s less frequently,” Burns said. “Even with the guest count declines, restaurant level margins in the O’Charley’s concept increased, which reflects the management team’s focus on driving more profitable sales and controlling costs. Given the challenging consumer environment and competitor discounting of the past few quarters, the impact on guest counts of phasing out Kids Eat Free has been greater than we initially anticipated. Nevertheless, we continue to believe that the Kids Eat Free offering is not consistent with the positioning of the brand, and that its phase out will enhance O’Charley’s consumer appeal and financial performance.
          “Our ‘Flavor Road’ promotion began in late August and featured adventuresome takes on traditional dishes developed by Stephen Bulgarelli, our new vice president of culinary development. Menu offerings included beer battered onion rings, O’Charley’s Good Time Grillers, cedar-planked salmon chopped salad, Key West citrus chicken, New York pizza pie pasta, peppercorn steak, and Louisiana sirloin. As a unique finish to a great meal, the promotion featured a dessert of warm donuts tossed tableside in cinnamon sugar. In addition to this limited time offer, O’Charley’s launched its first annual ‘Stuff the Bus’ program. Partnering with local television and radio stations in 20 markets, our guests and team members donated over $100,000 in school supplies, enabling thousands of needy children to begin the school year with new back packs and much needed supplies.”
Ninety Nine Restaurants
          Restaurant sales for Ninety Nine increased 1.3 percent to $72.8 million in the third quarter, reflecting the addition of three new restaurants and the closing of two restaurants since the third quarter of 2006. The same-store sales increase of 1.5 percent was comprised of a 3.8 percent increase in average check partially offset by a 2.1 percent decrease in guest counts. Average check in the third quarter was $14.66. During the quarter, Ninety Nine opened one new restaurant, bringing the total number of Ninety Nine restaurants to 114 at the end of the quarter.
          “Given the challenging consumer and competitive environment in New England, we believe that our positive same-store sales performance through the first three quarters of 2007 continues to serve as a testament to the strength of the Ninety Nine concept and its management team, and the initial success of our ‘Dressed to the Nines’ re-branding initiative,” said Burns. “Our ‘Savor the Flavor’ menu promotion began on September 10 and will continue through November 4. The items highlighted in this promotion have distinctive sweet and/or savory flavors, and include entrée choices such as Pacific Rim scallops, chicken marsala, filet mignon, boneless buffalo wing salad, and a Sweet & Smoky Steakburger. The promotion also features our new Kaboom shrimp appetizer; and new beverages such as Blueberry Apple

CHUX Reports Third Quarter Results for 2007

November 1, 2007
Rumba Colossal Cocktail, and the Blueberry Mango Margarita. The design and layout of this promotional menu reflects many of the design elements of ‘Dressed to the Nines,’ while our radio advertising is focusing on the many reasons for our guests to visit the Ninety Nine.”
Stoney River Legendary Steaks Restaurants
          Third-quarter sales for Stoney River Legendary Steaks increased 20.5 percent to $8.5 million, which reflects a sales decrease of 0.8 percent at the seven restaurants included in the same-store sales base, and sales at the new restaurants in Nashville, TN., Chesterfield, MO., and Atlanta, GA. The same-store sales decrease consisted of a 10.2 percent increase in average check offset by a 10.0 percent decline in guest counts. Average check for Stoney River in the third quarter was $45.41.
          “Unlike a number of our upscale steakhouse competitors, Stoney River did not offer discounts or coupons in the third quarter,” Burns noted. “We believe that this contributed to the guest count decline, particularly in our weekend business and among our more price-sensitive customers. In order to continue strengthening its position and broadening its appeal, Stoney River plans to introduce a new fall and winter menu featuring a warm spinach salad; a mushroom crusted New York strip steak with a cabernet tarragon sauce; a crispy pork cutlet with creamed corn and apple chutney; and a cheesecake with chocolate praline sauce.”
Revised Outlook for Fiscal-Year 2007
          The Company revised its previously issued earnings guidance for the full year and stated that it expects to report net earnings per diluted share of between $0.42 and $0.47 for the fiscal year ending December 30, 2007. Projected results for the fourth quarter are based upon anticipated same-store sales declines of between one percent and three percent for O’Charley’s, and anticipated same-store sales increases of between one percent and three percent for Ninety Nine. The Company’s earnings guidance for the full year reflects expected charges and expenses relating to the sale of the commissary and other supply chain changes of $0.30 per diluted share; expected impairment, pre-opening, and depreciation charges for the Company’s re-branding initiatives of $0.13 per diluted share; restaurant impairment charges of $0.10 per diluted share; and severance and relocation charges of $0.07 per diluted share. The Company’s guidance for the balance of 2007 does not reflect any impact for additional charges or expenses arising from decisions the Company may make as part of its transition efforts, nor the impact of any additional share repurchases that the Company may make.
          “While we have revised our full-year guidance to reflect the current challenges faced by the casual-dining industry, we remain focused on maximizing our operating performance in all areas of our business. With the uncertainties created by the environment we presently face, we will continue to execute our plan and to focus on the things we can control, including improving the overall guest experience in our restaurants, managing our margins, and instilling A Passion to Serve™ throughout our organization,” Burns concluded. “We continue to believe we are on the right track, and that our initiatives will enhance long-term value for our shareholders and provide opportunity for our team members.”
Investor Conference Call and Web Simulcast
O’Charley’s Inc. will conduct a conference call on its 2007 third-quarter earnings release on November 1, 2007, at 11:00 a.m. Eastern Time. The number to call for this interactive teleconference is (973) 582-2737, and the confirmation passcode is 9378350. A replay of the conference call will be available

CHUX Reports Third Quarter Results for 2007

November 1, 2007
through November 8, 2007, by dialing (973) 341-3080 and entering passcode 9378350.
          The live broadcast of O’Charley’s conference call will be available online:
http://web.servicebureau.net/conf/meta?i=1112971221&c=2343&m=was&u=/w_ccbn.xsl&date_ticker=CHUX
          If you are unable to participate during the live Webcast, the call will be archived on the Company’s Web site at www.ocharleysinc.com, as well as www.streetevents.com and www.earnings.com, and be available through November 8, 2007.
About O’Charley’s Inc.
O’Charley’s Inc., headquartered in Nashville, Tenn., is a multi-concept restaurant company that operates or franchises a total of 363 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 239 restaurants in 19 states in the Southeast and Midwest, including 229 company-owned and operated restaurants in 16 states, four franchised O’Charley’s restaurants in Michigan, one franchised restaurant in Ohio, one franchised restaurant in Iowa, one franchised restaurant in Tennessee, two joint venture restaurants in Louisiana, and one joint venture restaurant in Wisconsin. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Company operates Ninety Nine restaurants in 114 locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island, and Vermont. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Company operates 10 Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky, Ohio, Missouri and Tennessee. The steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.
Forward Looking Statement
The forward looking statements in this press release and statements made by or on behalf of the Company relating hereto, including those containing words like “expect,” “project,” “believe,” “may,” “could,” “anticipate,” and “estimate,” are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, These forward-looking statements are subject to the finalization of the Company’s third fiscal quarter financial and accounting procedures, and may be affected by certain risks and uncertainties, including, but not limited to, the Company’s ability to increase operating margins and increase same-store sales at its restaurants; the effect that increases in food, labor, energy, interest costs and other expenses have on our results of operations; the effect that the phase out of Kids Eat Free has on our results of operations; the Company’s ability to successfully implement and realize projected sales increases from its re-branding efforts; the Company’s ability to successfully implement and realize projected savings from changes to its supply chain; the possibility that the final determination of the impairment and other charges associated with the supply chain changes may exceed the amounts projected; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the impact on our results of operations of restarting development of our Stoney River concept, and the other risks described in the Company’s filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company’s actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated

CHUX Reports Third Quarter Results for 2007

November 1, 2007
events.
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(Tables to Follow)

CHUX Reports Third Quarter Results for 2007

November 1, 2007
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
12 Weeks Ended October 7, 2007 and October 1, 2006
All percentages shown as a percentage of total revenue unless indicated otherwise

	2007		2006
	(in thousands, except per share data)
Revenues:
Restaurant sales	$219,044	99.2%	$216,556	98.9%
Commissary sales	1,761	0.8%	2,345	1.1%
Franchise revenue	93	0.0%	81	0.0%

	220,898	100.0%	218,982	100.0%
Costs and Expenses:
Cost of food and beverage	63,767	29.1%	64,821	29.9%
Payroll and benefits	75,015	34.2%	73,076	33.7%
Restaurant operating costs	42,620	19.5%	43,994	20.3%

Cost of restaurant sales(1)	181,402	82.8%	181,891	84.0%

Cost of commissary sales	1,920	0.9%	2,003	0.9%
Advertising expenses	7,906	3.6%	6,533	3.0%
General and administrative expenses	11,156	5.1%	11,434	5.2%
Depreciation and amortization	11,690	5.3%	10,564	4.8%
Impairment, disposal and restructuring charges	4,964	2.2%	(401)	(0.2%)
Pre-opening costs	833	0.4%	854	0.4%

	219,871	99.5%	212,878	97.2%

Income from Operations	1,027	0.5%	6,104	2.8%

Other Expense (Income):
Interest expense, net	2,704	1.2%	3,211	1.5%
Other, net	(1)	0.0%	(1)	0.0%

	2,703	1.2%	3,210	1.5%

(Loss)/Earnings before Income Taxes	(1,676)	(0.8%)	2,894	1.3%

Income Tax (Benefit)/Expense	(1,319)	(0.6%)	748	0.3%

Net (Loss)/Earnings	$(357)	(0.2%)	$2,146	1.0%

Basic (Loss)/Earnings per Share:
Net (Loss)/Earnings	$(0.02)		$0.09

Weighted Average Common Shares Outstanding	23,206		23,397

Diluted (Loss)/Earnings per Share:
Net (Loss)/Earnings	$(0.02)		$0.09

Weighted Average Common Shares Outstanding	23,206		23,626

(1)	Percentages calculated as a percentage of restaurant sales
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CHUX Reports Third Quarter Results for 2007

November 1, 2007
O’Charley’s Inc. and Subsidiaries
Consolidated Statements of Earnings (unaudited)
40 Weeks Ended October 7, 2007 and October 1, 2006
All percentages shown as a percentage of total revenue unless indicated otherwise

	2007		2006
	(in thousands, except per share data)
Revenues:
Restaurant sales	$754,538	99.0%	$740,688	98.9%
Commissary sales	7,739	1.0%	8,070	1.1%
Franchise revenue	266	0.0%	317	0.0%

	762,543	100.0%	749,075	100.0%
Costs and Expenses:
Cost of food and beverage	220,049	29.2%	221,886	30.0%
Payroll and benefits	256,655	34.0%	250,332	33.8%
Restaurant operating costs	142,569	18.9%	142,070	19.2%

Cost of restaurant sales(1)	619,273	82.1%	614,288	82.9%

Cost of commissary sales	7,418	1.0%	6,952	0.9%
Advertising expenses	26,015	3.4%	21,477	2.9%
General and administrative expenses	38,918	5.1%	37,713	5.0%
Depreciation and amortization	38,270	5.0%	35,317	4.7%
Impairment, disposal and restructuring charges	14,092	1.8%	(287)	0.0%
Pre-opening costs	2,545	0.3%	3,469	0.5%

	746,531	97.9%	718,929	96.0%

Income from Operations	16,012	2.1%	30,146	4.0%

Other Expense (Income):
Interest expense, net	9,281	1.2%	11,757	1.6%
Other, net	(12)	0.0%	(1)	0.0%

	9,269	1.2%	11,756	1.6%

Earnings before Income Taxes	6,743	0.9%	18,390	2.5%

Income Taxes	238	0.0%	4,652	0.6%

Net Earnings	$6,505	0.9%	$13,738	1.8%

Basic Earnings per Share:
Net Earnings	$0.27		$0.59

Weighted Average Common Shares Outstanding	23,669		23,240

Diluted Earnings per Share:
Net Earnings	$0.27		$0.59

Weighted Average Common Shares Outstanding	24,001		23,469

(1)	Percentages calculated as a percentage of restaurant sales
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CHUX Reports Third Quarter Results for 2007

November 1, 2007
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Summary Reconciliation
In the accompanying press release, the Company makes reference to income from operations, net earnings and diluted earnings per share before certain reconciling items . The Company believes these measures are useful to investors for understanding the Company’s performance in the third quarter and 40-week period ended October 7, 2007.
12 weeks ended October 7, 2007

	As			As
	Reported	Adjustments		Adjusted
Revenue	$220,898	$—		$220,898

Income from Operations

Dollars	1,027	6,545	(1)	7,572
Percent of Revenue	0.5%	3.0%		3.4%

(Loss)/Earnings before Income Taxes	(1,676)	6,545		4,869

Income Tax (Benefit)/Expense	(1,319)	2,412		1,093

Net (Loss)/Earnings	(357)	4,133		3,776

Diluted (Loss)/Earnings per Share (2)	$(0.02)	$0.18		$0.16
40 weeks ended October 7, 2007

	As			As
	Reported	Adjustments		Adjusted
Revenue	$762,543	$—		$762,543

Income from Operations

Dollars	16,012	17,335	(1)	33,347
Percent of Revenue	2.1%	2.3%		4.4%

Earnings before Income Taxes	6,743	17,335		24,078

Income Tax	238	5,168		5,406

Net Earnings	6,505	12,167		18,672

Diluted Earnings per Share (2)	$0.27	$0.51		$0.78

(1)	See next table for details of adjustments to Income from Operations

(2)	The diluted earnings per share calculation is rounded in the “As Adjusted” column
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CHUX Reports Third Quarter Results for 2007

November 1, 2007
O’Charley’s Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Adjustments to Income from Operations
(in $ thousands)

	Severance,	Supply
	Relocation,	Chain	Restaurant		Bonus	Total
	Recruiting	Changes	Impairments	Rebrandings	Reversal	Adjustments
12 weeks ended October 7, 2007
Restaurant operating costs					(393)	(393)
Cost of commissary sales					(24)	(24)
Advertising expenses					(91)	(91)
General and administrative expenses	1,983				(1,110)	873
Depreciation and amortization				733		733
Impairment, disposal and restructuring charges		1,383	3,536	147		5,066
Pre-opening costs				381		381

Total	$1,983	$1,383	$3,536	$1,261	$(1,618)	$6,545

40 weeks ended October 7, 2007
Restaurant operating costs					(393)	(393)
Cost of commissary sales					(24)	(24)
Advertising expenses					(91)	(91)
General and administrative expenses	2,396				(1,110)	1,286
Depreciation and amortization				1,734		1,734
Impairment, disposal and restructuring charges		9,923	3,536	478		13,937
Pre-opening costs				886		886

Total	$2,396	$9,923	$3,536	$3,098	$(1,618)	$17,335

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CHUX Reports Third Quarter Results for 2007

November 1, 2007
O’Charley’s Inc.
Condensed Consolidated Balance Sheets (unaudited)
At October 7, 2007 and December 31, 2006

	2007	2006
	(in thousands)
Cash	$4,612	$19,923
Other current assets	57,230	60,826
Property and equipment, net	438,674	464,107
Goodwill and other intangible assets	119,407	119,302
Other assets	26,418	22,354

Total assets	$646,341	$686,512

Current portion of long-term debt and capital leases	$6,905	$9,812
Other current liabilities	78,254	100,531
Long-term debt, net of current portion	126,486	126,540
Capitalized lease obligations	12,155	18,005
Other liabilities	57,527	50,798
Shareholders’ equity	365,014	380,826

Total liabilities and shareholders’ equity	$646,341	$686,512

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